Exhibit 99.3
Wheels Up Announces New Member Programs, Service Areas

New features to deliver better pricing, performance and member experience; advance path to profitability

NEW YORK – Wheels Up Experience (NYSE: UP), the leading on-demand charter operator in the United States, today announced redesigned programs to better serve its members and customers with tailored private aviation solutions that will feature industry-leading pricing and an enhanced flight experience and member service in its primary operating areas.

The new programs take advantage of Wheels Up’s significant network density along the east and west coasts and are designed to complement the flying habits of the vast majority of its more than 12,000 members and customers. The new programs take effect on June 26.

“These new programs represent a fundamental shift in how we are bringing our products and services to market to best serve our members and bolster our path to profitability,” said Mark Briffa, Chief Commercial Officer. “As Wheels Up has grown, we’ve seen that a one-size-fits-all pricing and geographic service model doesn’t reflect how our customers actually utilize Wheels Up or allow us to truly capture the operational and financial benefits of our scale.”

“By focusing our fleet in the areas where we have substantial demand and resource density, we are able to offer superior pricing, better service and improve the efficiency and profitability of our operations – all while keeping the customer firmly at the center of everything we do.”

Under the new programs, Wheels Up will create two primary service areas – one East of the Mississippi River with parts of Texas and one focused in the Western region of the country. These areas comprise more than 80 percent of customer flying in 2022.

Wheels Up will concentrate its King Air fleet – one of the largest in the industry – in the east region, while continuing to offer Light, Mid and Super-mid in both the east and west regions. Members will see lower prices across virtually all cabin classes, reflecting the operational efficiencies gained by a regionalized service strategy.

Wheels Up will continue to serve destinations outside of these primary service areas by leveraging the charter capabilities of its Air Partner subsidiary and our partner network. These flights will be dynamically priced at current market rates, and the company expects to continue to be price competitive relative to the broader industry.

These two denser service networks should also drive an improved member and customer experience through faster recovery times, better on-time performance and reduced operational complexity. Creating more predictable zones of travel will also help reduce repositioning and maintenance costs and improve overall profitability.

“Wheels Up was founded on a commitment to world-class service and an extraordinary member experience,” continued Briffa. “These new programs are designed to deliver on those commitments to our existing customer base while also being very attractive to new flyers. We look forward to continuing to provide unparalleled service as a leader in private aviation.”

More information about these program changes will be available at Wheelsup.com.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales — as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. The Wheels Up Services brands also offer freight, safety & security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its base of more than 12,000 members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly.

To learn more about Wheels Up, go to Wheelsup.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation, statements regarding expectations relating to the degree of market acceptance and adoption of Wheels Up’s products and services, including member program changes, and the impact Wheels Up’s future plans. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Wheels Up on March 31, 2023, and other documents filed by Wheels Up from time to time with the SEC. Moreover, Wheels Up operates in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for Wheels Up to predict these events or how they may affect the company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. Although Wheels Up believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Contact:
Media Inquiries: press@wheelsup.com

Investor Inquiries: ir@wheelsup.com
3